EXHIBIT 99(h)(4)(F)


                         AMENDED AND RESTATED EXHIBIT A
                         ------------------------------


         THIS EXHIBIT A, amended and restated as of December 7, 2007 for the addition of [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack Tax-Free Money Market Fund and [RBC] Tamarack U.S. Government Money Market Fund, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 5, 2007 between PFPC Inc. and Tamarack Funds Trust.


                                   PORTFOLIOS
                                   ----------

                            Tamarack Enterprise Fund
                          Tamarack Small Cap Core Fund
                 Tamarack Institutional Prime Money Market Fund
                Tamarack Institutional Tax-Free Money Market Fund
                         Tamarack Large Cap Growth Fund
                          Tamarack Mid Cap Growth Fund
                          Tamarack Microcap Value Fund
                        Tamarack Prime Money Market Fund
                     [RBC] Tamarack Prime Money Market Fund
                       Tamarack Quality Fixed Income Fund
                          Tamarack SMID Cap Growth Fund
                          Tamarack Tax-Free Income Fund
                       Tamarack Tax-Free Money Market Fund
                    [RBC] Tamarack Tax-Free Money Market Fund
                   Tamarack U.S. Government Money Market Fund
                [RBC] Tamarack U.S. Government Money Market Fund
                               Tamarack Value Fund
                    Tamarack Treasury Plus Money Market Fund


TAMARACK FUNDS TRUST

By:      _______________________
Name:    _______________________
Title:   _______________________


PFPC INC.

By:      _______________________
Name:    _______________________
Title:   _______________________